THOMSON REUTERS EDITED TRANSCRIPT Q2 2019 Patrick Industries Inc Earnings Call EVENT DATE/TIME: JULY 25, 2019 / 2:00PM GMT THOMSON REUTERS | Contact Us 1 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call CORPORATE PARTICIPANTS Andy L. Nemeth Patrick Industries, Inc. - President Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO CONFERENCE CALL PARTICIPANTS Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Daniel Joseph Moore CJS Securities, Inc. - Director of Research Marc J. Torrente Wells Fargo Securities, LLC, Research Division - Associate Analyst Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. Second Quarter 2019 Earnings Conference Call. My name is Michelle, and I will be your operator for today's call. (Operator Instructions) Please note that this conference is being recorded. I will now turn the call over to Ms. Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin. Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Good morning, everyone, and welcome to Patrick Industries Second Quarter 2019 Conference Call. I am joined on the call today by Todd Cleveland, Chairman and CEO; Andy Nemeth, President; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause the actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2018 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Todd Cleveland. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thank you, Julie Ann. Good morning, everyone, and thank you for joining us in the call today. Fundamental execution of our organic, strategic and operational initiatives were at the forefront of our tactical plan in the second quarter as we focused on the integration and synergies from the 9 acquisitions we completed in fiscal 2018 in driving our organic growth strategy with geographic expansions and market share gains. Aggressive inventory rebalancing in the RV market continued through the second quarter and today, positioning the 2020 model season, beginning with the 2019 dealer shows, to be significantly recalibrated from the 2018 dealer show season. Weather issues have negatively impacted all our markets year-to-date. However, demographic trends and overall economic indicators point towards potential tailwinds and strong long-term potential in each of our 4 primary markets. Our second quarter revenues of $613 million were up modestly from the prior year despite the headwinds previously mentioned, and we continued to increase our content per unit in each market sector. Our second quarter 2019 net income was $27 million or $1.18 per diluted THOMSON REUTERS | Contact Us 2 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call share, and our year-to-date revenues and net income per diluted share were $1.22 billion and $2.07, respectively. I'll now turn the call over to Andy who will further review our primary markets and overall business outlook. Andy L. Nemeth Patrick Industries, Inc. - President Thank you, Todd. As noted, the second quarter and first half of the year has been marred by adverse weather conditions impacting all 4 of our primary markets. However, overall solid macroeconomic trends and fundamentals signal a continued positive long-term outlook. Additionally, we are optimistic about secular trends in each of our markets, which have the potential to align in our future cyclicality. Our diversified market presence and strategy has proven effective in offsetting volatility, and our organic growth opportunities and synergies continue to blossom from the strategic acquisitions that we have completed over the past 2 years. On the RV side of our business, as Todd noted, our second quarter 2019 financial performance reflects the impact of continued aggressive rebalancing of retail inventories with disciplined reduced wholesale production levels against a backdrop of fundamentally solid retail demand. Our RV revenues were down $54 million or 13%, including the impact of commodity pricing concessions given in partnership with our customers against wholesale shipments that were down by an estimated 14%. The gap widened between wholesale production and retail shipments in the second quarter with retail shipments down an estimated mid-single digits and wholesale shipments down mid-double digits. On a unit basis, this equates to an estimated 45,000 to 50,000 units pulled from inventory in the second quarter alone on top of approximately 36,000 units that had already been pulled out of inventory over the prior 12 months as of the end of the first quarter. Based on our touch points, dealers have been working through excess inventory and have been depleting inventory levels in the field in anticipation of the upcoming RV dealer open houses and the new 2020 model year. The RVIA's latest published expectations for 2019 project wholesale unit shipments to range from approximately 396,000 units on the low end to 431,000 units on the high end, representing low to high double-digit declines from 2018. We are currently assuming existing wholesale production run rates to continue through the third quarter as OEMs maintain their disciplined production cadence and anticipate the channel inventories will continue to normalize even further through the third quarter and second half of 2019. We currently expect a mid-single-digit decrease in 2019 retail shipment growth with potential upside based on subsiding headwinds related to interest rates, commodity price declines and the potential for the end of the trade war including tariff relief, all of which benefit the end consumer. Based on these estimates, an additional 35,000 to 40,000 units should be pulled from the channel in the third quarter of 2019, making a total of approximately 80,000 to 90,000 units pulled out of inventory in the second and third quarters, which we estimate would result in dealer inventories being at their lowest levels that we have on record dating back the last 5 years and positioning the 2020 model season for a solid start. We continue to believe that the future retail demand trajectory remains positive based on current demographic indicators including new younger buyers and the emergence of incremental repeat buyers from the channel, increased participation by millennials and ethnically diverse families, the continued shift to smaller travel trailers, and overall economic conditions. RV sales will continue to benefit from the aging baby boomers and millennials as the number of consumers between the ages of 55 and 74 will total 79 million by 2025, 15% higher than in 2015; and the number of consumers between the ages of 30 and 45 will total 72 million by 2025, a 13% increase compared to 2015. Our marine business performance was strong in the second quarter and helped offset the inventory rebalancing volatility in the RV space. Our marine portfolio of companies is comprised of a high-quality gross operating and EBITDA margin-accretive strategic brand THOMSON REUTERS | Contact Us 3 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call and product platform that is generating significant organic growth synergies. Our marine revenues were up $25 million or 39% and represented 14% of our consolidated sales in the quarter, up from 11% in the same quarter last year. We have several product and geographic expansions in process and tremendous talent and team members with the energy, capacity, relationships, leadership skills and deep marine experience to drive results. Estimated marine powerboat retail shipments decreased 6% on an unrevised basis in the second quarter of 2019 and based on data from roughly 1/2 of the states reporting. Second quarter shipments generally represent approximately 40% to 45% of full year shipments. Adverse weather and flooding in certain regions of the country have impacted first half 2019 marine retail shipments, particularly in the pontoon and aluminum fish categories, which were down 6% and 16% in the first quarter, respectively, and down 4% and 13%, respectively, in the second quarter. Channel inventories in these models, in particular, were slightly elevated as of the end of the quarter as a result and we believe will be depleted over the back half of the year in alignment with the summer selling season finally engaging in alignment with OEM production rationalization, which has already been proactively started. Ski and wake categories led the growth in marine shipments, up over 1% in the quarter and 2% year-to-date and generally represent higher ASP units. Confidence remains high for marine in the long term, and OEMs are continuing to offer more value-added content on boats as we head into the 2020 marine model season, which consumers continue to desire. Our content per unit increased 93% in the quarter as a result of both strategic and organic growth. All indicators currently point towards a mid-single-digit decline in marine retail units and related wholesale production from fiscal year 2019 as the OEMs position themselves for the expected strong 2020 model season. Long-term fundamental demand, aging boats in the water and the related replacement cycle of an estimated 1 million units over the next 4 years point towards a continued strong growth opportunities in the marine sector. Turning to the housing and industrial side of our business. Our manufactured housing sales represent 18% of our total revenues in the second quarter and increased $40 million or 56% over the second quarter of 2018. This compares to 12% of our revenues from the second quarter of 2018 and reflects an estimated 3% decrease in wholesale unit shipments. Our content per unit is up an estimated 54% in the MH market. And while weather again impacted these markets due to flooding in the Southeast in the fourth and first quarters of 2018 and 2019, respectively, causing the inability to set homes, the demographics trends consistent with our leisure lifestyle markets indicate strong expected demand patterns as we are seeing both growth in population of first-time buyers and the older generation looking to downsize into multifamily housing from rural to more urban areas. After a slow start due to the factors described, we are currently anticipating low to mid-single-digit growth in MH wholesale shipments for fiscal 2019. Revenues in our industrial business, which represented 12% of our overall sales mix in the second quarter, is primarily focused on residential housing where we participate in both new construction and remodel and in the hospitality, high rise, commercial construction and institutional furniture markets, decreased 2 million or 3% in the quarter. Based on U.S. Census Bureau reporting, combining housing starts were down slightly during the quarter after rebounding in June. Our products are generally the last to go into a new unit and generally trail new housing starts by 4 to 6 months. Single-family housing starts declined 6% in the quarter while multifamily housing starts rose 16%, with most of the growth in multifamily coming from the south and northeast regions at 38% and 43%, respectively. We continue to have significant runway in our housing and industrial sectors for organic and strategic growth, and in particular in the high-rise and hospitality sectors where we have several projects already spec-ed in. Our products also have the capability to flex up and down the value chain, and we have tremendous organic potential to leverage our full suite of complementary kitchen, bath and shower product offerings. THOMSON REUTERS | Contact Us 4 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call Fundamental housing demand is strong and currently limited by affordability and capacity. Headwinds related to commodity costs, interest rates and tariffs have impacted these markets, and as noted, are dissipating. We are currently anticipating low single-digit growth in new housing starts for fiscal 2019 after first half starts were down approximately 4%. Overall, we're excited about the summer selling season finally taking hold in all of our markets as well as the upcoming RV open houses in the September time frame, especially based on the rebounding inventory levels. We have digested and integrated our 9 acquisitions completed last year and 16 total in the last 2 years and continue to have a full pipeline of acquisition candidates as conditions and secular market factors improve. The 2020 model season in each of our markets are positioning well. And while we may see some second half volatility, appropriately calibrating with strong potential to drive off anticipating headwinds. We remain disciplined in the deployment of our strong cash flows during the first half of the year due to the dynamic market conditions and maintaining our flexibility to prioritize capital allocation initiatives. We generated approximately $94 million in operating cash in the first half of 2019, up from $91 million in the first half of 2018 and over $7 of free cash flow on a TTM basis despite all 4 of our market sectors being down in the same period. We are nimble and poised to continue to opportunistically execute on our capital-allocation strategy to drive incremental results and return value to our shareholders. I'll now turn the call over to Josh who'll provide some additional comments on our financial performance. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Thanks, Andy. Our consolidated net sales for the second quarter increased 1% to $613 million, reflecting the impact of acquisitions, which were offset by industry declines in all 4 of our primary markets. As we've previously noted, the overall revenue improvement in the quarter was primarily hampered by a double-digit industry decline in the RV market, which unfavorably impacted both our gross and operating margins. On the top line, we continued to leverage our diversified market platform and strong brands to drive growth synergies and market share gains with organic revenues net of industry up low-single digits for the quarter despite a declining commodity market and price decreases going into effect in the first half of the year. Revenues from our leisure lifestyle market, which is comprised of the RV and marine markets, decreased 6% with RV revenues down 13% and marine revenues up approximately 39% compared to the second quarter of 2018. RV content per unit on a trailing 12-month basis increased 19% to an estimated $3,137 per unit, and estimated marine content per unit increased 93% to $1,655 per unit. Revenues from our housing and industrial markets increased 26% in the quarter with MH revenues up 56% versus the prior year despite an estimated 3% decrease in industry wholesale shipments. MH content per unit increased 54% to an estimated $3,884 per unit. On the industrial side, revenues declined 3% in the quarter and housing starts were down slightly compared with second quarter of 2018. As discussed, as we have continued to partner with our customers and have passed along price decreases in a declining commodity market, we have worked through our higher-priced inventory, which nominally impacted our gross margins in the quarter. Our current pricing and inventory costs are appropriately aligned moving forward. Our gross margin in the second quarter was 18.4%, declining 60 basis points compared with the prior year, which was impacted by industry declines in all 4 of our end markets and the corresponding lost revenues, maintaining a balanced workforce with work schedules adjusted in tandem with variations in production levels, and in the short term, carrying a higher overhead cost structure relative to revenues in certain manufacturing facilities as we continue to navigate the short-term RV inventory rebalancing and weather-related issues that hampered our end markets in the first half of the year. Operating expenses were 11% of sales in the second quarter. Warehouse and delivery expenses and intangible asset amortization increased 100 basis points, which was driven by certain 2018 acquisitions and negatively impacted our operating margins due to having a THOMSON REUTERS | Contact Us 5 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call higher operating expense profile relative to our overall margin profile. We are actively executing on our synergies within our 2018 distribution acquisitions and have realized over half of our $5 million cost-reduction target on an annualized basis with the benefit beginning to take effect in the back half of 2019. SG&A expenses were 5.4% of sales in the quarter, down 20 basis points compared to the prior year and down approximately $5 million or 70 basis points from 6.2% of sales in the first quarter of 2019. Operating income was $45 million in the second quarter, a decline of 15% from the previous year. The second quarter 2019 operating margin of 7.4% decreased 140 basis points compared to the prior year. Compared with the first quarter of 2019, operating margins increased 150 basis points on relatively flat revenues. For the second quarter and first half of the year, the operating margin of LaSalle resulted in a 50 basis point dilution to our overall operating margin profile. The margin dilution from LaSalle, coupled with the other factors previously described, resulted in the operating margin decline for the quarter. Our net income per diluted share in the second quarter of 2019 was $1.18, down 17% from the $1.42 in the prior year. And our overall effective tax rate as reported was 25.1% for the second quarter of 2019. For the full year 2019, our previous all-in effective tax rate estimate of 25% to 26% still remains, excluding the impact of onetime tax items. Now turning to the balance sheet. Our total assets increased approximately $100 million as of June 30, 2019, largely reflecting the recognition of approximately $83 million of operating lease right-of-use assets related to the adoption of the new lease accounting standard on January 1, 2019. In the first 6 months of 2019, as Andy noted, we generated approximately $94 million of operating cash compared to $91 million in the first 6 months of 2018. We will continue to aggressively manage and flex our working capital consistent with demand levels. Our current flexible business model and the businesses we've acquired over the last 18 to 24 months provide flexibility and position us the ability to generate strong operating cash flows to support our strategic and organic growth plans for 2019. For full year 2019, we are estimating operating cash flows in excess of $200 million. Our leverage position relative to EBITDA at the end of the second quarter was 2.46x, and we have ample liquidity of approximately $480 million available on our revolving credit facility. Along with our ongoing operating cash flows, we have flexibility to continue to execute on our disciplined capital allocation strategy. We continue to put capital to work in the quarter, having invested approximately $18 million of capital expenditures in the first 6 months of 2019 to support our strategic growth and expansion plans. For the full year, we are targeting approximately $30 million of capital spending. That completes my remarks. Todd? Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thanks, Josh. Overall, we remain optimistic about the long-term industry trajectory, organic and strategic growth potential and overall organic conditions supporting both our leisure lifestyle and housing and industrial markets. Our disciplined execution goals continue to be focused around driving our organizational strategic agenda and utilizing our capital allocation strategy to strategically grow our business, increase customer awareness of the breadth of products we provide and make investments in our workforce. We will continue to execute tactically and strategically as we've done in the past and we'll leverage our solid financial, talent and THOMSON REUTERS | Contact Us 6 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call leadership platforms to drive shareholder value, all while maintaining flexibility in our business model to support our customers. In addition, the ongoing support we receive from our customers, our 8,000-plus team members, suppliers, Board of Directors, banking partners and our shareholders affords us the opportunity to continue to focus on our goal of providing the highest level of quality, service and shareholder value. This is the end of our prepared remarks. We're now ready to take questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) The first question in the queue comes from Scott Stember with CL King. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Can you maybe just talk about the individual end markets? I know that a lot has been made of the impact of the terrible weather in the first 6 months and there are some reports that things are starting to open up, I guess, in July as the weather is starting to clear up. Maybe if you could just go through the -- starting with RVs, just talking about what you're seeing and then marine and then the other 2 segments as well. Just how we should look at the back half of the year? Andy L. Nemeth Patrick Industries, Inc. - President Scott, this is Andy. Weather has definitely had an impact on really all 4 of our markets in the first half. We're really just getting into the summer season here in July, in mid-July, especially in the Midwest and the northern sectors of the country. And so we've seen a little bit of mixed results, I would tell you, as we kind of moved through this. The RV side of the business, RV shipments from our perspective, have been stable and steady on the wholesale side as we noted on the retail side. We think RV retail is still strong. And again, we think there's going to be a number of inventory units pulled out over the next quarter. So we think RV retail is still solid and stable on the marine side of the business, really to the mixed bag as it relates to the North and the South and the northern sectors of the country. The aluminum fish and the pontoon sectors have been hit hard in the first half, but I would tell you that our saltwater and fiberglass powerboat center console in the South and the Southeast have been very strong in the first half. And so again, I think, overall, from a retail perspective, we think fundamental demand is strong in both those two leisure lifestyle markets. Our housing markets on the MH side of the business has been impacted by cold weather and wet weather, and the inability to set homes, but is improving as we make our way through the year here. And on the residential housing side, in particular as well, really a little bit of weather on the West Coast has impacted some of the building out there. But overall, again, I think we still feel like there's fundamentally solid demand really across all 4 sectors and improving as we head through the back half of the year. And I think what we're most excited about is the positioning for 2020. So it feels like all 4 of our markets are calibrating with some appropriate tailwinds, as we noted, related to commodity costs, interest rates, potential tariff reduction, pushing with some tailwinds heading into the back of the year and into 2020. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Just going back to RVs, your comments about the third quarter, I guess, still seeing some pressure from declining shipments. Are we just talking in absolute terms? Or should the rate of decline decrease because of the natural law of numbers in last year's, the back half of the year when things started to fall off, particularly in August? Andy L. Nemeth Patrick Industries, Inc. - President Yes. We think the rate of decline will decrease, and shipment levels have remained steady really through the full second quarter and into the third quarter. There's tremendous discipline taking place right now on the wholesale side, and from our perspective, really appropriately balancing and positioned for the 2020 model season and for the upcoming dealer shows. THOMSON REUTERS | Contact Us 7 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And the last question before I get back in the queue. Last quarter, you guys had anticipated or predicted that the operating margin would be up about 100 basis points and 50 basis points, but that was related to LaSalle. Could you maybe just update us for the year where you're thinking operating margins are going to be? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Scott, this is Josh. We had communicated operating margins will be down 100 basis points with 50 of that related to the impact of the dilution of LaSalle. We're pretty much on track to achieve that depending on how Q3 shakes out as you just outlined. We expect the declines to narrow substantially in Q3 from an RV wholesale shipment perspective. But as dealers continue to deplete inventory, it's really some uncertainty on what Q3 looks like from that perspective. And so depending on how Q3 shakes out, I would tell you 100 to maybe 110, 120 basis points of op margin. But still, we still feel like we can achieve -- minimize just a narrow loss of 100 basis points on the op margin line. Operator The next question in the queue comes from Daniel Moore with CJS Securities. Daniel Joseph Moore CJS Securities, Inc. - Director of Research You mentioned in the prepared remarks you're still carrying higher operating overhead structure relative to current levels of demand. Any way to quantify the impact on that on the operating margins in the quarter? And I guess what would cause you to be more aggressive in reducing cost structure? What would you -- I guess how long of a sort of depressed shipment levels or any changes that may cause you to be more aggressive there? And a quick follow-up. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. Dan, this is Josh. The depressed shipment levels has really driven our secular base, not really macro or demand base. And so as we look at the outlook for the back half of the year and positioning up for 2020, we've made significant investments in our talent organization and so we chose to maintain a relatively slightly higher cost structure at these revenue levels for the first half of the year. As we progress to the back half of the year, if we would see fundamental changes from a macro environment, we can look to pull levers relatively quickly and pull costs out of the business. If you look at the operating expense line in Q2, down $5 million from Q1. I would say we focused on expense control from the SG&A perspective. We continued to be surgical from that perspective without completely pulling significant levers in the business from a cost perspective. But in the quarter, if we were to quantify it, it's easily 10 to 20 basis points based on what revenue levels were at today. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Dan, this is Todd. I'd just add that, more specifically, I would just say there's a lot that's going to come out after the September show season, and depending on what type of feedback and just dealer orders have come out of it, obviously that's going to be a telltale sign for the balance of the year and really early 2020. So you can count on probably some additional take-out depending on what happens in the fourth quarter. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Very helpful. Appreciate that. And then the great colors -- appreciate the color on the wholesale side. The expectations for retail in the near term, very stable, but would you expect kind of trending similarly down low to mid-single digits at least between now and, say, the show in September? Or do you see that getting stable, more of a flat year-over-year? Just trying to get a sense, and I know it's crystal ball question. Andy L. Nemeth Patrick Industries, Inc. - President Dan, this is Andy. That's accurate. We take low to mid-single digit down on the retail side, consistent and stable. THOMSON REUTERS | Contact Us 8 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call Daniel Joseph Moore CJS Securities, Inc. - Director of Research Perfect. And then, lastly, just in terms of capital allocation. Took a chunk out of debt this quarter while still growing cash. M&A slowed a little bit. Are you taking -- and you alluded to it in the prepared remarks, but taking a little bit more of sort of a cautious approach to M&A. Is there a leverage ratio you'd want to get down to? Or are you, just given the choppiness here in near term, any changes in this? Maybe rank ordering priority of capital allocation near term at least? Andy L. Nemeth Patrick Industries, Inc. - President Dan, this is Andy. As it relates to capital allocation, we've stayed very disciplined really throughout the first half of the year. We focused pretty heavily on the organic side of the business from the acquisitions that we've done in the last 2 years and really generating a lot of great opportunities there. On the M&A side, we've still got a full pipeline. And we're just staying disciplined. I think we were poised, and have remained poised to be able to execute. So it's not due to a lack of opportunity. We're going to be opportunistic about the way we think about it as we watch kind of the volatility in the RV space. Again, we've stayed very disciplined there, marine as well. Our housing markets, we still feel strong about and we've got acquisition candidates on our housing and industrial side that we're kind of positioning, I would say, but we want to make sure that we stay opportunistic. And so we're not chasing deals. That being said, we still believe in these markets and absolutely want to deploy capital to continue to strategically invest in the business. So nothing's really changed other than we're watching the markets play out and want to make sure that we're driving the appropriate value for our shareholders in the investments that we make. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer And Dan, I would just add regarding the leverage profile, we were not deploying capital from an M&A perspective. We can delever very quickly. As evidenced, as you just talked about, taking a chunk out of debt. We generated almost $100 million of cash flow first 6 months of the year. So as we continue to let things play out, as Andy described, we can delever the balance sheet very quickly, positioning ourselves to have plenty of capacity and runway once we kind of see a little bit more clarity going forward. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Very good. Solid execution as always. Appreciate the color. Operator The next question in the queue comes from Brett Andress with KeyBanc. Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Just 2 quick ones. I guess, Josh, could you, first, just tease out the comments about your low single-digit growth net of industry growth? I guess how much did price impact that or any other factors within that? And then, Todd and Andy, I just want to dig a little more into your comments about retail demand. I think you said it remains fundamentally strong. I think you're -- assuming you're talking about excluding weather impacts. But I guess what specifically are your contacts seeing here in June and July just in terms of the retail trend? Any color there would be helpful. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer This is Josh. Yes, Brett. I'll first talk about the organic side. We've seen lower commodity costs in pretty much all of our major commodities, and so that's led to reduced prices to the OEMs here in the first half of the year. And overall, reduced prices and lower commodity cost is good for the overall industry and good for the consumer, but it does create short-term organic headwind from our perspective. And so our organic growth net of industry was positive for the quarter at low single digits plus 2%, but we were negatively impacted on an organic basis related to pricing in the 4% to 5% range. THOMSON REUTERS | Contact Us 9 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call Andy L. Nemeth Patrick Industries, Inc. - President Brett, this is Andy. On the retail side, correct on fundamental retail demand, call it, net of weather. We absolutely think weather has been a headwind in the first half of the year. But overall, we're still seeing, again, fundamentally strong retail demand. Our touches are indicating that units are still moving off dealer lots, they're still selling at the shows and there's still excitement about the RV industry and RV units. So we absolutely think it was a headwind. But again, net of that, we are -- our touches are saying that units are moving. And in the marine space as well. Marine industry continues to content up their boats. Consumers are still excited about wanting that content. And so, again, we're seeing fundamental demand there. Like I said, it's really bifurcated between the north and the south, at least in our -- in what we've seen in our businesses. And we touch all the customers in the marine space. So we've got a nice mix across that platform. So like I said, our Southern operations have been very strong and the North in the pontoon and aluminum fish. That's where we've seen primarily weather, but there's still strong demand for products in that space. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And then more specifically, Brett, I guess I'll touch within our own company, the transportation company that we've alluded to a number of times in the past had an outstanding shipment level in July time frame. And so to us, that's an indication that dealers are continuing to have strong demand and bringing -- the need to bring units on the lots. So a lot of good positive indicators, particularly in late June and July as the weather cleared. Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Understood. That's helpful. And if I could squeeze in one more about marine. I'm just -- is there any way you can either bucket or parse out how much of your marine business, I guess, goes into -- because a lot of it's based on content. How much of your marine business goes into aluminum fish and pontoon versus some of the other kind of, I want to say, more growing or stable categories here recently in the boat industry? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer We're probably -- we're very little in aluminum fish. There's just not a lot content on those boats, Brett. When you think about that, really there's a lot of content on the ski and wake boats, the center console saltwater boats that Andy talked about and then the pontoon boats. And I would say, call it, 60-40 maybe Southeast region of ski and wake, fiberglass powerboats, center console, saltwater and 40% pontoons if we had to -- if we truly had to break it out. Operator The next question in the queue comes from Steve O'Hara with Sidoti. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Just curious about the comments within marine. I know it was up year-over-year pretty good, down sequentially. I mean for the back half of the year, what's the seasonality typically? So I know you had some acquisitions last year, but I'm just kind of wondering maybe in terms of a sales profile, what would you typically expect from first half, second half within that business? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Steve, it's Josh. Probably 55%-45% first half versus the second half. It follows the RV seasonality for the most part with Q3 being the softest with model year changeover, but they usually ramp up pretty quickly in Q4 as they kick off the new model year. And then Q2 is obviously the strongest season traditionally with 40% of boats retailed in Q2 and wholesale flexed up pretty significantly in Q2. But 55-45, that's not terribly off from the normal seasonality from the RV side as well. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And then just on the cost side, I know you talked about margins and I think your comments were -- I think you had said that operating margin would be down about 100 basis points year-over-year. It looks like most of that occurred in the first half of the year. You should get some, I guess, modest improvement or at least the decline should get less. I'm just wondering on the SG&A, I mean it THOMSON REUTERS | Contact Us 10 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call looks like SG&A was down 3% in the quarter. It was up significantly in the first quarter and I'm just wondering is that stock-based comp? Or what drove that lower given sales are up and you're talking about costs kind of being in line with -- or keeping costs high expecting maybe things to pick up? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. The majority of the elevated overhead costs that we referenced is related to overhead in the gross margin and our distribution overhead with our distribution business unit. As far as the SG&A, it's a variable -- highly variable cost component that wasn't related to any stock compensation, a relatively onetime item. It's focused on expense control during the environment that we're in right now and then flexing other variable cost components within the SG&A line. But really no anomalies in there. We did -- you did see it come down versus Q1, but we're continuing to monitor and focus on expense control within the SG&A line. But from the overhead structure component, that's going to be above the line on gross margin and on the distribution side. And so that's the area where we're slightly elevated relative to revenue levels at this point in time. And as Todd alluded, we'll get a lot more clarity here coming out of the show season here in the fall. Andy L. Nemeth Patrick Industries, Inc. - President And Steve, this is Andy. On the overhead piece, a lot of that's related to labor above the line. So we're maintaining, call it, certain standard hours to maintain our workforce. That's very flexible, that can flex up as we see things improve. So again, that's where we're carrying a little bit of the excess overhead above the line. Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And just kind of relative to the comment to the commodity costs and things like that, you have, I guess, I would assume improving commodity costs profile going forward. You have the negative from LaSalle, I guess, year-over-year that is maybe more of a 3Q thing than a 4Q given the timing of the acquisition. But what are the other pressures in there other than that? Is it just the overhead that you alluded to or obviously lower sales, et cetera? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. I think the revenues and the volatility in the space right now, probably first and foremost, and balancing that -- what Andy talked about our workforce and maintaining the investments that we have in our workforce and the overhead structure, balancing that with the volatile markets in the revenue side. And so we've seen declining commodities really across-the-board and we've partnered with our customers and passed along pricing associated with that. So there's really not a headwind or tailwind from that from a cost perspective moving forward. Operator (Operator Instructions) The next question in the queue comes from Tim Conder with Wells Fargo. Marc J. Torrente Wells Fargo Securities, LLC, Research Division - Associate Analyst This is actually Marc Torrente on for Tim. Appreciate all the color on each of the end market's outlooks. But just wanted to clarify some of these market headwinds subside in 2020 assuming normalized weather and inventories are corrected. Are you actually expecting the markets to stabilize or grow next year? Andy L. Nemeth Patrick Industries, Inc. - President Yes, we would expect growth, Marc. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer So Marc, yes, if you look at RV retail down mid-single digits this year, wholesale being down low double digits, there's a big gap, as Andy talked about in his prepared remarks, with wholesale inventories in retail and what's coming out of the pipeline as inventory. And so even with retail flat to slightly down in 2020, we would expect a pretty substantial bump on wholesale just to get back to producing on a one-for-one basis on wholesale and retail. And so retail could be flat-to-down mid-single digits again next year and we would still expect an increase in wholesale shipments. THOMSON REUTERS | Contact Us 11 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call Marc J. Torrente Wells Fargo Securities, LLC, Research Division - Associate Analyst Okay. But on the retail side, are you expecting that to be flat or actually up next year then? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer We'd expect it to be up with all the macro environment and all the tailwinds Andy alluded to. Marc J. Torrente Wells Fargo Securities, LLC, Research Division - Associate Analyst Okay. Great. And then how much was the inventory cost basis impact in Q2? You had called it on Q1 and potentially having some carryover. And then is there anything remaining in the Q3 on that side? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Nominal Q2, Marc. We've worked through it and so from where we sit today, no, we do not expect it to be a headwind or an issue moving forward. Marc J. Torrente Wells Fargo Securities, LLC, Research Division - Associate Analyst Okay. Great. And then looking at margins into 2020, can we see a rebound above the typical 30 to 50 basis points that you target each year? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Absolutely. Sure is. Marc J. Torrente Wells Fargo Securities, LLC, Research Division - Associate Analyst Okay. Okay. And then if tariffs were lifted, how much of a benefit would you expect to see from that? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Well, on the margin profile, 30 to 50 basis points, and call it, stable to modest growth environment is our expectations for our business. This has been an extremely choppy, volatile year for us. We've maintained certain cost structures that we navigated through the RV rebalancing, the weather that's hampered us the first half of the year. So what I would say is 30 to 50 basis points would be at a minimum for 2020. If we're in a stable to growing environment, our expectations we could exceed that. Operator The next question in the queue comes from Scott Stember with CL King. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Just a follow-up question on the -- you gave what is net of industry decline was. Could you just tell us what the industry decline was within that so we just come up with a -- your, guys, organic sales decline for the quarter? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Scott, this is Josh. It's around 12%. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst That was the organic for you guys or that was the net number? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Organic was 10%, all in. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Okay. Got it. And where is the leverage ratio at the end of the quarter? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer 2.46x. THOMSON REUTERS | Contact Us 12 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call Operator And we do have one more question in the queue, it comes from Craig Kennison with Baird. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst It seems like we're in the later innings of the RV destock, but based on what Brunswick had said this morning, maybe in the early innings of a marine destock. How have you kind of prepared the business for that? It sounds like you're not as exposed to some of the weak areas where destock may be more necessary. Is that a risk on the horizon as you run the business? Andy L. Nemeth Patrick Industries, Inc. - President Craig, this is Andy. We believe that's a short-term situation, the marine industry adjusts very quickly. Again, it's really split between the kind of the 2 regions, we would say, but they are reacting and we expect kind of second half marine adjustment on the wholesale side, but we don't expect that to last to the extent that we've seen the RV industry destock. So they've already proactively adjusted in June. And so we're seeing a little bit of that kind of as we head into the third quarter. But overall, like I said, we've got a mixed business model through the marine industry and certain sectors are still performing very well. But again, I wouldn't -- we don't feel like this is an extended destock. We think that they are proactively reacting to the inventories that are there. And we really just think they missed the retail season with the weather. And we've already seen and noticed some, call it, inventory reduction activities that are taking place because retail has been strong as the weather's been much, much nicer here towards the latter half -- the latter part of July. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And Craig, I'd just add, this is Todd, that much like the rest of our industry, as they flex and move, we're going to do the same internally. The marine industry's been operating at a very high level over the last, I'm going to say, 1 year to 1.5 years, 2 years. And we've been working long hours, so we're very -- we can very easily flex our labor force and some other things to accommodate, take costs out as things do recalibrate themselves. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst And then with respect to your content per unit opportunity in marine, maybe frame where you are today? Is there a good metric we could anchor on? And where could that go? In particular, is there some white space or a category or two where you think you could move the needle through acquisition? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Craig, this is Josh. On the content per unit, we're over $1,600 on a content per unit basis, up over 50% year-over-year. And if we look at the product categories that we're in today that we're selling into, we have over $7,000 -- $7,500 of potential content per unit. So still really in the early stages from a market share perspective and from growing content organically. Andy L. Nemeth Patrick Industries, Inc. - President Craig, this is Andy. As it relates to opportunity there, we love our product categories in the marine space. We love the talent that we've acquired, and there's a tremendous amount of white space, as Josh noted, from a content perspective both organically and strategically. So we're excited about marine potential. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst And just to follow up on that. As you've established yourselves in the marine category in the last couple of years, has that changed the nature of some of the opportunities that have come your way? THOMSON REUTERS | Contact Us 13 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

JULY 25, 2019 / 2:00PM GMT, Q2 2019 Patrick Industries Inc Earnings Call Andy L. Nemeth Patrick Industries, Inc. - President I guess, yes, it has. I mean we've, again, believe we have a pretty compelling platform. I think we've partnered with some phenomenal companies and, again, we're excited about our presence and looking forward to it. I think we continue to see opportunity in the marine space. Operator Okay. We have no further questions at this time. So I'll turn the call over to Ms. Julie Ann Kotowski for further remarks. Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Thanks, Michelle. We appreciate everyone for being on the call today and look forward to talking to you again at our third quarter 2019 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com under Investor Relations. I'll now turn the call back over to our operator. Operator Ladies and gentlemen, thank you for participating. This concludes today's teleconference. You may now disconnect. Editor Company Disclaimer: This transcript contain certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in discretionary consumer spending, pricing pressures due to competition, costs and availability of raw materials and commodities, the imposition of restrictions and tariffs on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates and oil and gasoline prices, the ability to retain key management personnel, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. 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